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                                                                    EXHIBIT 10.7

                   ASSIGNMENT OF INTELLECTUAL PROPERTY RIGHTS

     This Assignment of Intellectual Property Rights (this "ASSIGNMENT") is made as of September 1, 1996 among Carl E. Voigt, III, Carl E.Voigt, IV (collectively the "ASSIGNORS") and Fundex Games, Ltd. (formerly Third Quarter Corporation) a Nevada corporation (the "COMPANY").

                                    RECITALS

     A. The Assignors are shareholders and executive officers of the Company, and have a direct interest in the Company's economic profitability.

     B. Pursuant to that certain agreement dated December 18, 1986, among the Assignors, K&K International, a Michigan corporation (K&K) and Kenneth Johnson ("JOHNSON") the Assignors obtained the rights to market two-playing game commonly known as "Phase 10" and "Caught-Cha" (the "AGREEMENT"). An executed copy of the Agreement, without exhibits is set forth on attached and incorporated SCHEDULE "1" to this Assignment.

     C. Pursuant to Section 17 of the Agreement, the Assignors had the right to assign all or any portion of the rights existing under the Agreement to any entity in which they collectively owned at least 51%. The Company constitutes such an entity.

     D. The Assignors previously assigned to the Company all of their rights under the Agreement with respect to the United States market, except for certain rights with respect to hand-held electronic games (the "ELECTRONIC GAMES".

     E. The Assignors previoulsy assigned to Phase 10 Associates, Inc. ("Associates"), a company owned 100% by Assignors, all of their rights under the Agreement with respect to the European market and with respect to the Electronic Games in the United States and Canada. Associates was liquidated and in connection with the liquidation, Associates transferred all of such rights back to Assignors.

     F. The Assignors are now willing to assign to the Company all of their remaining rights under the Agreement.

                                    CLAUSES

     1. ASSIGNMENT OF EXCLUSIVE RIGHTS. Through this instrument, the Assignors sell, grant, convey and assign to the Company, exclusively for all markets other than the United States market (the "Territory"), in and for all languages (including but not limited to computer and human languages whether now existing or subsequently developed) all of the Assignors' rights, titles and interests in or under the Agreement, including all rights of the Assignors under all United States, Federal, State or other "Governmental Authority" (as defined in Section 3 below), copyright, trademark, trade secret, trade name, service mark, service name, patent, and all other intellectual property or industrial property laws or rights of any type or nature (collectively the "Rights") concerning the Agreement or the products identified in the Agreement. The foregoing assignment of rights by the Assignors to the Company is all inclusive and is without reservation of any right, title, interest or use in the Territory, whether now existing or subsequently arising. In addition, Assignors sell, grant and assign to the Company, in and for all languages (including but not limited to human and computer languages whether now existing or subsequently developed) all of Assignor's rights with respect to the manufacture, marketing and sale of hand-held Electronic Games based on the Phase 10 Card Games and Phase 10 Dice Game.


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     2. FURTHER INSTRUMENTS. The parties shall execute, acknowledge and deliver to the Company, within five (5) days of the Company's request for the same, such further instruments and documents as the Company may request from time to time to facilitate registration of any filings or record the transfers made in this Agreement in any public office, or otherwise to give notice or evidence of the Company's exclusive rights to exploit the products identified in the Agreement, to exercise all the rights arising under the Agreement anywhere other than in the United States.

     3. GOVERNMENTAL AUTHORITY DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings: (i) the term "United States" shall mean the United States of America, and all geographical territories and subdivisions of the United States of America; (ii) the term "Other Nations" shall mean each country, principality or other independent territory and each subdivision thereof, which is not a part of the United States; (iii) the term "Supra-National Authority" shall mean the European Union, the United Nations, the World Court, the Commonwealth, the North Atlantic Treaty Organization, the General Agreement or Tariffs and Trade, the North American Free Trade Agreement and all other multinational authorities or treaties which have or may have from time to time jurisdiction over any of the parties to or any performance under this Assignment; and (iv) the term "Governmental Authority" shall mean any subdivision, agency, branch, court, administrative body, legislative body, judicial body, alternative dispute resolution authority or other governmental institution of (A) the United States, (B) any state, municipality, county, parish, subdivision or territory of the United States, (C) all other Nations,
(D) any state, territory, county, province, municipality, parish or other subdivision of any Other Nations, and (E) all Supra-National Authorities.

     4. BINDING EFFECT. This Assignment is binding upon and shall inure to the benefit of the Company, its successors and assigns and the Assignors and their successors and assigns. This Assignment supersedes any prior understandings, written agreements or oral arrangements between the parties which concerns the subject matter of this Assignment. This Assignment constitutes the complete understanding among the parties, and no alteration or modification of any this Assignment's provisions will be valid unless made in a written instrument which all the parties sign.

     5. APPLICABLE LAW. The laws of the State of Indiana (other than those pertaining to conflicts of law) shall govern all aspects of this Assignment, irrespective of the fact that one or more of the parties now is or may become a resident of a different state.



/s/  Carl E. Voigt, III   Fundex Games, Ltd.
-----------------------   a Nevada Corporation
Carl E. Voigt, III

/s/  Carl E. Voigt, IV    By: /s/  Carl E. Voigt, IV
----------------------    -----------------------------
Carl E. Voigt, IV                  President
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